UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN ISSUER PURSUANT TO RULES 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the period ended March 31, 2008

Commission File Number: 333-98397

LINGO MEDIA INC.

________________________________________________________________________________________________

151 Bloor Street West, Suite 703, Toronto, Ontario Canada M5S 1S4

_______________________________________________________________________________________________

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F [ X ]                                        Form 40-F [   ]

Indicate by check mark whether the registrant by furnishing the information in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes  [    ]          No   [ X ]

Interim Consolidated Financial Statements

(Expressed in Canadian dollars)

LINGO MEDIA CORPORATION

March 31, 2008 and 2007

The Consolidated Interim Balance Sheet of Lingo Media Corporation as at March 31, 2008 and the Consolidated Interim Statements of Operations, Deficits and Cash Flows for the three months then ended have not been reviewed by the Company’s auditors.  These financial statements are the responsibility of the management and have been reviewed and approved by the Company’s Audit Committee.

LINGO MEDIA CORPORATION

Interim Consolidated Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

LINGO MEDIA CORPORATION

Interim Consolidated Financial Statements

(Expressed in Canadian dollars)

March 31, 2008

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash	$171,475	$343,338
Short term investment	150,000	150,000
Accounts and grants receivable (note 2)	697,017	996,469
Inventory	125,702	121,323
Prepaid and sundry assets	123,548	131,869
	1,267,742	1,742,999

Investment and advances	182,520	182,520
Deferred costs	157,419	157,419
Property and equipment, net	87,784	89,325
Development costs, net	244,931	267,910
Software & web development costs, net (note 3)	4,600,286	4,326,246
Goodwill	1,121,131	1,121,131
	$7,661,813	$7,887,550

Liabilities and Shareholders' Equity Current liabilities:
Bank loans (note 4)	$190,000	$230,000
Accounts payable	764,726	822,818
Accrued liabilities	303,898	227,206
Current portion of loans payable (note 5)	226,696	228,674
Unearned revenue	159,755	-
	1,645,075	1,508,698

Loans payable (note 5)	203,031	203,031
Future income taxes	337,749	290,145
	540,780	493,176

Shareholders' equity:
Capital stock (note 7 (a))	10,338,725	10,335,707
Contributed surplus	493,227	452,411
Deficit	(5,355,994)	(4,902,442)
	5,475,958	5,885,676
	$7,661,813	$7,887,550

See accompanying notes to interim consolidated financial statements.

Approved on behalf of the Board:

signed “Michael Kraft”

Director

signed “Sanjay Joshi”

Director

LINGO MEDIA CORPORATION

Interim Consolidated Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

	March 31, 2008	March 31, 2007
Deficit, beginning of period	$(4,902,442)	$(3,228,477)
Net loss for the period	(453,552)	(309,640)
Deficit, end of period	(5,355,994)	(3,538,117)

See accompanying notes to interim consolidated financial statements.

	March 31, 2008	March 31, 2007
Revenue	$671,793	$667,533
Direct costs	134,737	139,277
Margin	537,056	528,256
Expenses:
General and administrative	882,537	770,319
Amortization of property and equipment	33,359	20,718
Interest and other financial expenses	30,880	29,442
Stock-based compensation	43,833	17,154

	990,608	837,633

Loss before income taxes and other taxes	(453,552)	(309,377)

Income taxes and other taxes	-	-

Net loss for the period	$(453,552)	(309,377)

Loss per share	$(0.05)	$(0.07)

Weighted average number of
common shares outstanding	9,583,637	4,227,277

See accompanying notes to interim consolidated financial statements.

LINGO MEDIA CORPORATION

Interim Consolidated Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

	March 31, 2008	March 31, 2007
Cash flows provided by (used in):
Operations:
Net loss for the period	$(453,55)	$(309,674)
Items not affecting cash:
Amortization of property and equipment	9,427	4,120
Amortization of development costs	23,932	16,598
Stock-based compensation	43,833	17,154
Foreign exchange gain/(loss)	34,207	-
Change in non-cash balances related to operations:
Accounts and grants receivable	299,452	53,119
Inventory	(4,379)	(18,355)
Prepaid and sundry assets	8,321	(55,208)
Accounts payable	(58,092)	52,944
Accrued liabilities	76,692	(57,249)
Unearned revenue	159,755	177,778
Cash provided by (used in) operating activities	139,597	(118,773)
Financing:
Increase in bank loans	(40,000)	-
Advances of loans payable	-	47,230
Current portion of long term loan	(1,978)	-
Issuance of capital stock	3,017	5,000
Cash provided by financing activities	(38,961)	52,230
Investing:
Expenditures on software & web development costs	(274,039)	-
Purchase of property and equipment	1,540	-
Development costs	-	(23,327)
Cash used in investing activities	(272,499)	(23,327)

Increase / (decrease) in cash	(171,863)	(89,870)
Cash, beginning of period	343,338	73,169
Cash, end of period	$171,475	$(16,701)

See accompanying notes to interim consolidated financial statements.

LINGO MEDIA CORPORATION

Notes to Consolidated Interim Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

Lingo Media Corporation is a diversified print and online education product and services corporation.  Speak2Me Inc. (“Speak2Me”), a new subsidiary acquired during the year, is a new media company focused on interactive advertising in China through its Internet-based English Language web Learning portal. In China, Lingo Media is a print-based publisher of English language learning programs through its subsidiary Lingo Learning Inc. (formerly Lingo Media Ltd.)  In Canada, Lingo Media through its subsidiary A+ Child Development (Canada) Ltd., specializes in early childhood cognitive development programs which publishes and distributes educational materials along with its proprietary curriculum through its four offices in Calgary, Edmonton, Vancouver and Toronto.

1.

Significant accounting policies:

Basis of presentation:

The disclosures contained in these unaudited interim consolidated financial statements do not include all the requirements of generally accepted accounting principles (GAAP) for annual financial statements. The unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2007.

The unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to present fairly the financial position of the Company as of March 31, 2008 and the results of operations and cash flows for the three months ended March 31, 2008 and 2007.

2.

Accounts and grants receivable:

Accounts and grants receivable consist of:

	March 31, 2008	December 31, 2007
Trade receivables	$ 669,461	$ 740,332
Cash advance	-	241,059
Grants receivable	27,556	15,078
	$ 697,017	$ 996,469

3.

Software and web development costs:

In October 2007, the Company acquired Speak2Me Inc. (“Speak2Me”), a new media company that has developed software combining speech recognition and animation technology for the teaching and practice of spoken English. All costs associated with development of the Speak2Me software and its contents are capitalized as Software and web development:

	March 31, 2008	December 31, 2007
Cost	$ 4,600,286	$ 4,326,246

LINGO MEDIA CORPORATION

Notes to Consolidated Interim Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

4.

Bank loans:

	March 31, 2008	December 31, 2007
Revolving line of credit of $500,000 bearing interest at prime plus 4.0% per annum and secured by a $150,000 GIC, bearing interest at 3.5% maturing on December 10, 2008, and a charge on all assets including inventory and accounts receivables.	190,000	230,000
	$ 190,000	$ 230,000

The terms of the $190,000 revolving line of credit require that certain measurable covenants be met.  As at March 31, 2008, the Company was in violation of certain covenants. As the lines of credit are currently presented as a current liability no additional adjustment is required.

5.

Loans payable:

Loans payable consists of the following:

	March 31, 2008	December 31, 2007
Loan payable, due to a non-related party, interest bearing at 12% per annum payable monthly, unsecured and due on demand.	$226,696	$228,674
Loan payable, due to a non-related party, interest bearing at 12% per annum with monthly interest payments, secured by a general security agreement and due on April 30, 2009.	203,031	203,031
	429,727	431,705
Less: Current portion	226,696	228,674
	$203,031	$203,031

6.

Capital stock and stock options:

(a)

Authorized:

Unlimited preference shares, no par value

Unlimited common shares, no par value

LINGO MEDIA CORPORATION

Notes to Consolidated Interim Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

The following details the changes in issued and outstanding common shares:

	Common Shares
	Number	Amount
Balance, January 1, 2007	32,578,170	$5,028,656
Issued:
Options exercised	282,600	59,450
	32,860,770	$5,088,106
Share Consolidation (1 new for 7 old)	4,694,396	5,088,106
Issued:
Private Placement (iv)	387,500	775,000
Common shares issued for the acquisition of Speak2Me Inc.	4,500,366	9,000,732
Less: Share issue costs	-	(63,750)
Balance, December 31, 2007	9,582,262	$10,335,707
Issued:
Options exercised	4,762	3,017
Balance, March 31, 2008	9,587,024	$10,338,725

In 2006, the Company issued 3 million common shares (the "Performance Shares") to management of A+ Child Development (Canada) Ltd. ("A+"). These Performance Shares are held in trust by the Company and are to be released in equal installments of 1 million Performance Shares to management of A+ upon achieving certain financial milestones over a 3-year period. Management of A+ did not achieve the first set of milestones for the year-ended December 31, 2007 and as a result 1 million of the Performance Shares will be cancelled and returned to treasury.

(b)

Stock options

	2008		2007
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price

Options outstanding, beginning of year	516,738	$ 0.98	275,634	$ 1.33
Options granted	375,000	1.24	300,000	0.68
Options exercised	(4,762)	0.70	40,372	0.84
Options expired/canceled	(595)	0.70	(68,524)	-

Outstanding, March 31, 2008	886,381	0.98	516,738	0.98
Options exercisable, March 31, 2008	886,381	$ 0.98	338,509	$ 1.10

LINGO MEDIA CORPORATION

Notes to Consolidated Interim Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

The following table summarizes information about stock options outstanding at March 31, 2008:

	Options outstanding			Options exercisable
Range of exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number outstanding	Weighted average exercise price

$0.70 - $1.00	397,011	4.40	$0.74	138,545	$0.74
$1.01 - $1.33	138,656	1.98	1.30	138,656	1.30
$1.34 - $2.00	350,713	3.98	1.17	60,713	1.46
Total	886,380	3.86	1.00	337,914	1.11

7.

Financial instruments and risk management:

The Company as part of its operations carries a number of financial instruments.  It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments except as otherwise disclosed.

(a)

Currency risk:

The Company is subject to currency risk through its activities outside of Canada.  Unfavourable changes in the exchange rate may affect the operating results of the Company.  The Company is also exposed to currency risk as a substantial amount of its revenue is denominated in U.S. dollars and Chinese Renminbi ("RMB").

There were no derivative instruments outstanding at March 31, 2008 and 2007.

(b)

Financial Instruments:

The significant financial instruments of the Company, their carrying values and the exposure to U.S. dollar denominated monetary assets and liabilities, as of March 31, 2008 are as follows:

	US Denominated		Chinese Denominated
	CAD	USD	CAD	RMB
Cash	57,432	55,949	87,236	627,413
Accounts and grants receivable	477,890	465,553	201,841	1,451,237
Accounts payable	39,575	38,553	87,332	627,917

US dollars and Chinese Renminbi are converted on the prevailing year-end exchange rates.

(c)

Fair market values:

The carrying values of cash, short-term investment, accounts and grants receivable, accounts payable, accrued liabilities, bank loans and loans payable approximate their fair values due to the relatively short periods to maturity.

LINGO MEDIA CORPORATION

Notes to Consolidated Interim Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

(d)

Concentration of risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.  Cash and short-term investment consist of deposits with major financial institutions.  With respect to accounts receivable, the Company performs periodic credit evaluations of the financial condition of its customers and typically does not require collateral from them.  Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.  The Jintu loan receivable (note 4) is secured by a personal guarantee from a non – related party.

(e)

Interest rate risk:

The Company manages its exposure to interest rate risk through floating rate borrowings. The floating rate debt is subject to interest rate cash flow risk, as the required cash flows to service the debt will fluctuate as a result of changes in market rates.

8.

Segmented information:

The Company operates two distinct reportable business segments as follows.

English Language Learning: The Company develops, publishes and licenses book, audio/video cassette, CD-based product and supplemental product for English language learning for the educational school market in China.

Early Childhood Development: The Company specializes in early childhood cognitive development programs, through the publishing and distribution of educational materials along with its proprietary curriculum through its four offices in Calgary, Edmonton, Vancouver and Toronto.

March 31, 2008	English Language Learning	Early Childhood Development	Total
Revenue	-	$ 671,793	$ 671,793
Cost of sales	-	134,737	134,737
Margin	-	$ 537,056	$ 537,056

March 31, 2007	English Language Learning	Early Childhood Development	Total
Revenue	$ 587	$ 666,946	$ 667,533
Cost of sales	235	139,338	139,573
Margin	$ 352	$ 537,608	$ 527,960

The Company's revenue by geographic region based on the region in which the customers are located is as follows:

	March 31, 2008	March 31, 2007
Canada	$ 671,793	$ 667,533
China	-	-
	$ 671,793	$ 667,533

LINGO MEDIA CORPORATION

Notes to Consolidated Interim Financial Statements

(Expressed in Canadian dollars)

March 31, 2008 and 2007

The majority of the Company’s identifiable assets as at March 31, 2008 are located as follows:

	March 31, 2008	March 31, 2007
Canada	$ 2,879,007	$ 2,634,984
China	4,782,806	182,520
	$ 7,661,813	$ 2,817,504

9.

Reconciliation of Canadian and United States generally accepted accounting principles ("GAAP"):

These interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. Except as set out below, these financial statements also comply, in all material aspects, with the United States generally accepted accounting principles.

The following tables reconcile results as reported under Canadian GAAP with those that would have been reported under United States GAAP.

Statements of Operations:

	March 31, 2008	March 31, 2007
Loss for the period - Canadian GAAP	$(481,108)	$(309,674)
Impact of United States GAAP and adjustments:
Amortization of development costs	23,932	16,598
Software and web development costs	(274,039)	-
Loss for the period - United States GAAP	$(731,216)	$(293,076)

The cumulative effect of these adjustments on the consolidated shareholders' equity of the Company is as follows:

	March 31, 2008	March 31, 2007
Shareholders' equity - Canadian GAAP	$5,488,402	$1,089,028
Development costs	(121,005)	(121,005)
Compensation expense	(287,083)	(243,250)
Deferred costs	(157,419)	(157,419)
Software & web development costs	(726,748)	-
Shareholders' equity - United States GAAP	$4,156,147	$567,354

10.

Comparative figures:

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current period.